UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2006

SI International Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

12012 Sunset Hills Road
8th Floor		20190
Reston, Virginia		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                         Entry into a Material Definitive Agreement

On October 10, 2006, SI International Inc. (the “Company”) announced that Maureen Baginski accepted the appointment of the Board of Directors of the Company to serve on the Company’s Board of Directors as a Class III Director until the 2008 Annual Meeting of Stockholders, or until her earlier resignation or removal or until her successor is duly elected or appointed.  She assumed this position effective October 9, 2006.

For her service on the Board of Directors, Ms. Baginski will receive an annual cash retainer of $18,000, plus a cash fee of $1,000 for personal attendance at each regularly scheduled Board meeting.  Additionally, Ms. Baginski was awarded an initial stock option of 7,500 shares of Company common stock, with 25% to vest immediately.  She was also awarded an initial grant of restricted stock in the amount of 2,500 shares, with 25% to vest immediately.  The remaining stock options and restricted shares will vest in three equal installments commencing one year after the grant date.

Item 5.02                                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As more fully described in Item 1.01, above, Maureen Baginski has accepted the appointment of the Company’s Board of Directors to serve as a member of the Company’s Board. The Board’s appointment was based upon the nomination of Ms. Baginski by the Corporate Governance Committee of the Board of Directors, following its evaluation of her qualifications to serve on the Board of Directors.  Ms. Baginski will serve on the Audit Committee of the Board of Directors.

From 2003 to 2005, Ms. Baginski served as the FBI’s Executive Assistant Director for Intelligence where she was responsible for establishing and managing the FBI’s first-ever intelligence program.  Her mission was to adapt FBI intelligence capabilities with information technologies to create an intelligence-sharing operation that could identify threats before they become attacks.

From 1979 to 2003, Ms. Baginski served at the National Security Agency (NSA), where she held a variety of positions, including Signals Intelligence (SIGINT) Director, Senior Operations Office in the National Security Operations Center, Executive Assistant to the Director of NSA/Central Security Service, Chief Office of the Director, Assistant Deputy Director of Technology and Systems, and lead analyst for the Soviet Union.  As SIGINT Director, Ms. Baginski successfully established and directed a unified program to exploit encrypted or denied information on global networks.  Leading the NSA’s Signals Intelligence Directorate, the Nation’s high technology cryptologic organization, she managed a complex, geographically dispersed, distributed information production.

Ms. Baginski has no transactions with management or the Company requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01                                                         Regulation FD Disclosure

On October 10, 2006, the Company issued a press release announcing Ms. Baginski’s appointment to the Board and further describing her qualifications, which press release is attached hereto as Exhibit 99.1, and is furnished to, but not filed with, the Commission.

Item 9.01                                                       Exhibits

(d)	Exhibit No.	Exhibit
4.1

2002 Amended and Restated Omnibus Stock Incentive Plan (filed as Annex B to the Company’s Proxy Statement on Schedule 14A for the 2005 Annual Meeting of Stockholders filed on April 21, 2005 and incorporated herein by reference).

	99.1	Press Release issued October 10, 2006 by SI International Inc. (*)

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the risks associated with the competitive process or environment (including as a result of bid protests); and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International Inc.

		By:	/s/ Thomas E. Dunn
Thomas E. Dunn
Executive Vice President, Chief Financial Officer, and Treasurer

Dated:	October 12, 2006